EXHIBIT 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Agreement (the "Agreement") made as of the 13th day of January, 2017, by and between Tidewater Mortgage Services, Inc. ("Seller") and The Old Point National Bank of Phoebus ("Buyer").
W I T N E S S E T H

WHEREAS, the Seller and Buyer are the sole members of Old Point Mortgage, LLC, a Virginia limited liability company (the "Company") with Seller owning a fifty-one percent (51%) membership interest in the Company (the "Membership Interest") and Buyer owning a forty-nine percent (49%) membership interest in the Company; and
WHEREAS, the Buyer has offered to purchase the Membership Interest from Seller; and
WHEREAS, on the terms and subject to the conditions contained herein, the Seller has agreed to sell to Buyer all of Seller's rights, title and interest in and to the Membership Interest.
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual promises and representations contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto (the "Parties") agree as follows:
1.          Purchase and Sale of the Membership Interest.
(a)          Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer and convey to Buyer, all of Seller's right, title and interest in and to the Membership Interest for a purchase price (the "Purchase Price") equal to the book value of the Seller's capital account based on the Financial Statements of the Company as of March 31, 2017 prepared in accordance with Generally Accepted Accounting Principles ("GAAP").
(b)          The Seller shall transfer to the Buyer the Membership Interest upon payment of the Purchase Price at the Closing to be held as hereinafter provided.
(c)          Seller and Buyer, constituting all of the Members of the Company, hereby consent to this transfer provided herein.
2.          Closing. The closing ("Closing") is to take place on or before May 1, 2017 ("Closing Date") at a location to be agreed upon by the parties.

3.          Conditions to the Obligations of Buyer and Seller. The Buyer's obligation to close is conditioned upon: (1) Seller providing Buyer with the audited financial statements of the Company prepared by KPMG in accordance with GAAP as of December 31, 2016 with a non-qualified opinion; (2) the Buyer receiving regulatory approval to purchase the Membership Interest; (3) the Buyer completing due diligence of the Company that is satisfactory in Buyer's sole discretion; and (4) all representations and warranties of Seller being true and correct as of the Closing Date.
4.          Mortgage Services Agreement. Prior to Closing, the parties will negotiate to determine if they can come to an agreement on Seller providing mortgage services to the Buyer; provided, however, that the failure to agree upon a services agreement shall not relieve Buyer of its obligation to purchase the Membership Agreement.
5.          Company Employees. The parties agree that paragraph 18.04 of the Company Operating Agreement (the "Operating Agreement") is inapplicable to the purchase and sale of the Membership Interest as Buyer offered to purchase the Membership Interest and Seller did not elect to withdraw from the Company pursuant to Article XVIII of the Operating Agreement. The Members agree that the following provisions govern the hiring of the Company's current employees:
(a)          If an employee of the Company terminates his employment as a result of the purchase and sale of the Membership Interest, either Buyer or Seller can hire such employees.
(b)          Seller agrees that except as provided in paragraph 5(a) above, that for a period of six (6) months from the date of this Agreement, it will not actively solicit any of the Company's current employees; provided, however, that in the event a current employee responds to a general solicitation or approaches Seller to apply for a job without being actively solicited by Seller for employment then Seller shall be free to hire such employees.
6.          Termination. This Agreement may be terminated by Buyer or Seller at any time on or before the Closing Date if any of the conditions to the obligation of the other party set forth in Section 3 have not been met. Buyer or Seller may terminate this Agreement if the other party fails to close by 5:00 pm Eastern Time on the Closing Date. Upon termination of this Agreement, all terms and conditions of the Operating Agreement shall continue to apply. Termination shall be effective upon sending notice to the other party in accordance with the provisions of Section 9 hereof.

7.          Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:
(a)          Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with such terms and conditions.
(b)          The Seller holds of record and owns beneficially the Membership Interest free and clear of any liens or encumbrances.
(c)          Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will (i) violate Seller's governing instrument; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of any agreement, contract or other arrangement to which Seller is a party or by which it is bound.
(d)          The Membership Interest, when transferred in accordance with the terms and for the consideration set forth in this Agreement, will be free of restrictions on transfer (other than as set forth in the Operating Agreement or applicable state and federal securities laws) and free of liens or other encumbrances.
8.          Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:
(a)          Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions.
(b)          Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) violate the Operating Agreement or any statute, regulation, rule, order, decree or other restriction of any governmental agency; or (ii) conflict with, result in a breach of, constitute a default under, any agreement, contract, license or other instrument to which Buyer is a party or by which it is bound or which any of its assets is subject other than the Operating Agreement.
9.          Notices. All notices provided for in this Agreement shall be in writing, signed by the party giving such notice, and delivered personally or sent by overnight courier service, or registered or certified mail, return receipt requested. Notices shall be deemed to have been received on the day of personal delivery or one (1) day after delivered to an overnight courier service or three (3) days after delivery to the U.S. Postal Service. Notices shall be sent to any party at the address set forth on the signature page of this Agreement. Either party may, by a like notice, change the address to which such notice shall be sent.

10.          Miscellaneous.
(a)          This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral or written agreements, understandings, memorandums of understanding and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by both parties. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provision or the same provision at any other time or under any other circumstances. The failure of either party to exercise any right under this Agreement will not operate as a waiver thereof, and any exercise of any right shall not preclude the exercise of any right which may be available to such party.
(b)          Buyer and Seller agree to cooperate with one another for purposes of affecting the purchase and sale of the Membership Interest in accordance with the terms of this Agreement.
(c)          Except as expressly provided in this Agreement, until closing the terms and obligations of the parties under the Operating Agreement remain unchanged.
(d)          This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia applicable to agreements executed and to be performed wholly within such state, without regard to conflicts of law principles.
(e)          The parties agree that any disputes under this Agreement shall be settled by binding arbitration. The party seeking arbitration shall file a written demand therefor on the other party; with such notice the claimant shall apply for the appointment of an arbitrator by a judge of the Circuit Court of the City of Virginia Beach, Virginia. Arbitration shall be conducted at the office of the arbitrator or at such other location as the parties shall mutually agree. Arbitration shall conform, insofar as practicable, to the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), but deleting them from such rules any requirement that the case may be filed with and administered by the American Arbitration Association. Costs of the arbitration, including compensation for the arbitrator, shall initially be borne equally by the parties, however, the prevailing party, as determined by the arbitrator, in the arbitration shall be entitled to recover those costs and others, including reasonable attorney's fees and expenses, incurred in connection with the arbitration. The parties agree that any arbitration award may be reduced to judgment in any appropriate court. If a party fails to proceed with arbitration or defaults in its obligations to arbitrate, it shall not prevent the other party from proceeding with such arbitration and the party who fails to proceed with arbitration or defaults in its obligations to arbitrate shall be bound by the arbitration.

(f)          Neither, Buyer or Seller shall have the right to assign this Agreement.
(g)          At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transaction contemplated hereby and to otherwise carry out the intent of the parties hereunder. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (ii) to cooperate with each other in connection with the foregoing.
(h)          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts or signature pages may be delivered via facsimile, electronic mail (including PDF) or other transmission methods and any counterparts so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes; provided, however, that manually signed copies of this Agreement shall be promptly delivered to the other party.
(i)          If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ADDRESS:	SELLER:
Tidewater Mortgage Services, Inc.
200 Golden Oak Ct	By:	/s/ Raymond Gottlieb
Suite 100	Name:	Raymond Gottlieb
Virginia Beach, VA 23452	Title:	President

ADDRESS:	BUYER:
The Old Point National Bank of Phoebus
1 West Mellen Street	By:	/s/ Robert F. Shuford, Jr.
Hampton, VA 23663	Name:	Robert F. Shuford, Jr.
	Title:	President and CEO